First Citizens BancShares, Inc. Third Quarter 2023 Earnings Conference Call October 26, 2023

2 Agenda Pages Section I – Third Quarter Overview & Business Update 4 – 9 Section II – Third Quarter 2023 Financial Results 10 – 32 Financial Highlights 11 – 12 Earnings Highlights 13 Net interest income, margin and interest rate sensitivity 14 – 17 Noninterest income and expense 18 – 20 Balance Sheet Highlights 21 Loans and Leases 22 – 23 Deposits and Funding Mix 24 – 26 Allowance and Credit Quality Trends 27 – 31 Capital 32 Section III – Financial Outlook 33 – 34 Section IV – Appendix 35 – 50 Section V – Non-GAAP Reconciliations 51 – 56

3 Forward Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance and other strategic goals of First Citizens BancShares, Inc. ("BancShares“). Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue”, “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including conflicts in Ukraine, Israel and the Gaza Strip) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures and other volatility, the financial success or changing conditions or strategies of BancShares’ vendors or clients, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent and projected interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including the interagency proposed rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transactions, including the previously completed FDIC- assisted transaction with Silicon Valley Bridge Bank, N.A. (“SVB acquisition”) and the previously completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transactions with client, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transactions may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities or increased regulatory compliance obligations or oversight, (3) reputational risk and the reaction of the parties’ clients to the transactions, (4) the risk that the cost savings and any revenue synergies from the transactions may not be realized or take longer than anticipated to be realized, (5) difficulties experienced in completing the integration of the businesses, (6) the ability to retain clients following the transactions and (7) adjustments to BancShares’ estimated purchase accounting impacts of the SVB acquisition. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023, and its other filings with the Securities and Exchange Commission (the “SEC”). Non-GAAP Measures Certain measures in this presentation are “Non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that Non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. Certain financial results referenced as “Adjusted” in this presentation exclude notable items. The Adjusted financial measures are Non-GAAP. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. Reclassifications In certain instances, amounts reported in prior period consolidated financial statements have been reclassified to conform to the current financial statement presentation. Such reclassifications had no effect on previously reported stockholders’ equity or net income. The methodologies that we use to allocate items among our segments are dynamic and may be updated periodically to reflect enhanced expense base allocation drivers, changes in the risk profile of a segment or changes in our organizational structure. Accordingly, financial results may be revised periodically to reflect these enhancements. Important Notices

Third Quarter Overview & Business Update Section I

5 Third Quarter 2023 Snapshot First Citizens continued to deliver strong performance demonstrating the benefits that increased scale and diversified offerings bring to the franchise. Key Accomplishments: ■ Achieved positive operating leverage driven by strong revenue growth and continued disciplined expense management. ■ Achieved solid net interest income growth driven by the benefits of the SVB acquisition and higher earning asset balances and yield. ■ Sustained growth in deposits driven by our Direct Bank channel further strengthening our liquidity position. ■ Capital position remained strong. Financial Highlights: Adjusted EPS (1) $55.92 Adjusted ROE / ROA (1) 16.77% / 1.55% NIM 4.07% Adjusted Efficiency Ratio (1) 46.04% CET1 ratio 13.23% Deposit growth (2) 14.2% (1) Non-GAAP metric. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. (2) Deposit growth percentage is annualized.

6

Continued Progress on SVB Integration Initiatives

Integration Priorities

- **Maintain & grow market position as an important partner in the innovation economy**
- **Build trust with our client base & defend against competition**
- **Retain key talent and optimize the workforce to drive revenue growth**
- **Maintain sound risk management practices**

Key Activities

Stabilization	Strategic Assessment	Integration	Large Bank Program (Regulatory Readiness)
COMPLETE	MATERIALLY COMPLETE	IN PROGRESS	
▪ Conducted robust client outreach program to stabilize deposits. ▪ Established leadership team at SVB and set initial strategic priorities. ▪ Stabilized key talent and began workforce optimization.	▪ Completed initial round of business unit strategic assessments. ▪ Established key integration initiatives. ▪ Completed initial strategic planning cycle as a combined company.	▪ Developed detailed integration plans using results from the strategic assessments. ▪ Continued focus on supporting the innovation economy. ▪ Kicked off legacy SVB Private conversion. ▪ Continued progress on cost saving initiatives.	◦ Refreshed capital plan and integrated liquidity monitoring to include SVB. ◦ Filed initial regulatory reporting as a combined organization. ◦ Identified areas of focus given increased size and complexity. Activities to support these focus ares remain on track.

First Citizens BancShares®

7 Strategic Priorities Grow Core Lines of Business • Allocate capital and investments to grow lines of business with the highest returns and opportunity. Scale Talent with an Eye Towards the Future • Attract, retain and develop associates who align with our long-term direction and culture while scaling for continued growth. Optimize Capital & Core Funding • Continue to optimize core funding by growing lower cost deposits. • Use innovation to facilitate growth, expand revenue opportunities and reduce cost of delivery while building a foundation for the future. Manage Risk Effectively • Continue to manage risk within our defined risk appetite. • Align risk management activities to support our move to the large financial institution framework. Maintain Positive Operating Leverage • Identify areas to enhance revenue and control costs beyond acquisition synergy goals. Deliver value from SVB acquisition • Maintain position as an important partner for the innovation economy. • Continue to rebuild trust with legacy SVB client base. • Focus on retaining legacy SVB talent and driving revenue growth. • Leverage complementary capabilities and cultural attributes to differentiate our value proposition throughout customers' life cycle.

8 First Citizens is Committed to SVB and the Innovation Economy We remain fully committed to supporting our clients and the innovation economy and are well-positioned to help navigate these challenging market conditions. Committed to the innovation economy ▪ We launched a new nationwide advertising campaign ‘Yes, SVB’ intended to increase awareness of SVB’s continued presence, ongoing commitment, experienced team and leadership position helping investors and innovators scale and succeed. ▪ We continued to invest in the SVB business as demonstrated by the release of ‘SVB Go’ an online digital banking platform designed to support our clients needs by facilitating easier interactions. Trusted partner ▪ We remain a trusted partner to innovation clients as we have been for 40 years by providing banking services, debt-financing solutions and industry partnerships to companies and investors. ▪ Our partnerships stretch beyond our wide range of product offerings and include a collection of intangible knowledge based on our extensive experience that is critical for successful innovation companies. ▪ We facilitate committed partnership with our clients to promote better outcomes. State of the market ▪ Innovation economy fundraising activity remains muted as the dynamic macroeconomic environment leads to continued client cash burn and a decline in VC investment. ▪ VC dry powder remains elevated but capital deployment is likely to remain slow in the near-term. ▪ Capital markets have continued to be volatile in 2023 reducing exit values and leading many companies to postpone public offerings. Robust, resilient markets ▪ We remain confident in the long-term growth opportunity of the innovation economy. ▪ We believe the innovation economy is better-positioned today to weather a downturn than in past cycles. ▪ As we have seen in prior slowdowns in the exit markets, including the early 2000s, the Global Financial Crisis, early 2016 and 2022, a slowdown period typically lasts 12-18 months as VC/PE firms historically jumped in to take advantage of depressed private company valuations.

9 Premier wealth products & services New England Mid- Atlantic New York Georgia Florida Southern California Northern California Mountain States (AWA) Texas Carolinas & Virginia Cash Management: • Deposit Products & Services • Fixed Income Solutions • Online Banking • Personalized Banking Services Lending Solutions: • Mortgages • Home Equity Lines • Securities Based Lending • Private Stock • Working Capital • Net Asset Value Lending • Bridge Loans • Specialty Lending Personal Trust: • Estate Planning / Generational Transition • Investment Management • Tax Planning • Fiduciary Services • Trust & Estate Administration • Family Office Services Institutional Trust: • Investment Management • Retirement Plans • Philanthropic Services • Custody Services • Escrow Services Broker Dealer / RIA: • Goals-Based Financial Planning • Investment Management • Protection / Risk Management Areas of growth opportunity: • Financial planning for families and entities as well as philanthropic & charitable services • Multigenerational transfers • Asset protection Wealth Management Alignment & Synergies New leadership structure developed to align SVB Private in our Wealth Management organization to improve coordination and enhance our commitment to creating a premier private banking & wealth business. A complementary combination: • Synergies in geographic footprints and offerings elevate proficiencies and service opportunities in both legacy organizations Legacy FCB Legacy SVB Included per discussions with Hope & reviewed content with Wealth

Third Quarter 2023 Financial Results Section II

11 3Q23 Financial Results - Takeaways Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Strong EPS, ROE and ROA performance.1 Solid net interest income and NIM performance.2 Continued low levels of private equity/ venture capital activity remain a headwind for loan and deposit growth in the SVB segment. 6 Net charge-offs increased during the quarter driven by continued headwinds in the general office and the innovation portfolios. 7 Sustained deposit growth momentum driven by the Direct Bank channel. 5 Another quarter of PPNR growth leading to further improvement in the efficiency ratio.3 Loan growth was strong in the General and Commercial Bank segments. 4 Office-related CRE exposure remains limited and CRE-related reserve build continued. 8 Maintained a strong balance sheet position in terms of capital and liquidity due to strong earnings and deposit growth. 9 Continued to implement, review and develop plans for the large bank program and proposed regulatory changes. 10

12 Quarter-to-date Sep 23 Jun 23 Sep 22 EPS $ 50.67 $ 55.92 $ 45.87 $ 52.60 $ 19.25 $ 20.77 ROE 15.20% 16.77% 14.35% 16.46% 12.49% 13.47 % ROTCE 15.76 17.39 14.91 17.10 13.17 14.20 ROA 1.41 1.55 1.31 1.49 1.16 1.24 PPNR ROA 2.23 2.48 2.00 2.34 1.72 1.86 NIM 4.07 4.07 4.10 4.10 3.42 3.42 Net charge-off ratio 0.53 0.53 0.47 0.47 0.10 0.10 Efficiency ratio 54.34 46.04 60.06 49.65 61.91 53.32 Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) 3Q23 Financial Highlights Quarter-to-date Year-to-date Mar 23 Dec 22 Mar 22 Mar 23 Dec 21 EPS $ 16.67 $ 20.94 $ 19.25 $ 20.77 $ 12.09 $ 12.82 $ 67.40 $ 77.24 $ 53.88 $ 51.88 ROE 11.05% 13.89% 12.49% 13.47% 10.96% 11.63% 11.15% 12.78% 12.84% 12.36 % ROTCE 11.70% 14.71% 13.17% 14.20% 12.00% 12.72% 11.78% 13.50% 14.12% 13.60 % ROA 0.93% 1.15% 1.16% 1.24% 1.20% 1.09% 1.01% 1.15% 1.33% 1.10 % PPNR ROA 1.70% 1.81% 1.72% 1.86% 1.33% 1.17% 1.84% 1.64% 1.41% 1.11 % NIM 3.36% 3.36% 3.40% 3.40% 2.56% 2.56% 3.14% 3.14% 2.55% 2.55 % Net charge-off ratio 0.14% 0.14% 0.10% 0.10% 0.04% 0.04% 0.12% 0.12% 0.08% 0.08 % Efficiency ratio 61.74% 54.08% 61.91% 53.32% 65.40% 62.51% 60.50% 56.40% 64.43% 64.34 % Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Reported Adjusted (Non-GAAP) Note – Adjusted ratios exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

13

Quarter-to-Date Earnings Highlights

($ in millions)

Reported	QTD 3Q23	QTD 2Q23	QTD 3Q22	Increase (decrease) 2Q23 $	Increase (decrease) 2Q23 %	Increase (decrease) 3Q22 $	Increase (decrease) 3Q22 %
Net interest income	$ 1,990	$ 1,961	$ 795	$ 29	1.5 %	$ 1,195	150.4 %
Noninterest income	615	658	433	(43)	(6.6)	182	42.2
Net revenue	**2,605**	**2,619**	**1,228**	(14)	(0.5)	1,377	112.1
Noninterest expense	1,416	1,572	760	(156)	(10.0)	656	86.4
Pre-provision net revenue	**1,189**	**1,047**	**468**	142	13.6	721	154.1
Provision for credit losses	192	151	60	41	27.3	132	226.2
Income before income taxes	**997**	**896**	**408**	101	11.4	589	144.2
Income taxes	245	214	93	31	14.8	152	162.6
Net income	**752**	**682**	**315**	**70**	**10.3**	**437**	**138.7**
Preferred stock dividends	15	15	12	0	3.8	3	24.9
Net income available to common stockholders	**$ 737**	**$ 667**	**$ 303**	**$ 70**	**10.5 %**	**$ 434**	**143.3 %**

Adjustment for notable items	3Q23	2Q23	3Q22
Noninterest income	$ (147)	$ (196)	$ (145)
Noninterest expense	(284)	(370)	(183)
Provision for credit losses	3	1	—
Income taxes	58	75	15

Adjusted (Non-GAAP)	QTD 3Q23	QTD 2Q23	QTD 3Q22	Increase (decrease) 2Q23 $	Increase (decrease) 2Q23 %	Increase (decrease) 3Q22 $	Increase (decrease) 3Q22 %
Net interest income	$ 1,990	$ 1,961	$ 795	$ 29	1.5 %	$ 1,195	150.4 %
Noninterest income	468	462	288	6	1.3	180	62.4
Net revenue	**2,458**	**2,423**	**1,083**	35	1.4	1,375	127.0
Noninterest expense	1,132	1,202	577	(70)	(5.9)	555	96.0
Pre-provision net revenue	**1,326**	**1,221**	**506**	105	8.6	820	162.1
Provision for credit losses	195	152	60	43	28.5	135	230.8
Income before income taxes	**1,131**	**1,069**	**446**	62	5.9	685	153.4
Income taxes	303	289	108	14	4.9	195	181.6
Net income	**828**	**780**	**338**	**48**	**6.3**	**490**	**144.4**
Preferred stock dividends	15	15	12	0	3.8	3	24.9
Net income available to common stockholders	**$ 813**	**$ 765**	**$ 326**	**$ 48**	**6.3 %**	**$ 487**	**148.9 %**

First Citizens BancShares

Note – Adjusted amounts exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

14 $795 $802 $850 $1,961 $1,990 3.42% 3.39% 3.41% 4.10% 4.07% NII NIM 3Q22 4Q22 1Q23 2Q23 3Q23 $2,441 $2,946 2.55% 3.14% YTD Dec 21 YTD Dec 22 3Q23 vs 2Q23 Net interest income increased by $29 million due to a $157 million increase in interest income, partially offset by a $128 million increase in interest expense. The change in net interest income was primarily due to the following: ◦ $73 million increase in interest income on loans due to loan accretion ($32 million) and a higher yield, partially offset by a lower average balance, ◦ $60 million increase in interest on investment securities due to a higher average balance and yield, ◦ $24 million increase in interest income on overnight investments due to a higher yield, and a ◦ $66 million decrease in borrowing costs primarily due to the pay down of FHLB borrowings, and a lower rate paid; partially offset by a ◦ $194 million increase in interest expense on deposits due to deposit growth, and a higher rate paid. NIM contracted by 3 basis points from 4.10% to 4.07%. See the following page for a rollforward of NIM between 2Q23 and 3Q23. YTD December 2022 vs YTD December 2021 Net interest income increased by $505 million due to a $483 million increase in interest income and a $22 million decrease in interest expense. The change in net interest income was primarily due to the following: ◦ $256 million increase on interest income on loans due to a higher yield and growth offset by lower SBA- PPP interest and fee income and lower accretion income, ◦ $138 million increase in interest income on investment securities due to higher yield and average balance, ◦ $118 million decline in interest expense on borrowings due to a lower rate and average balance, ◦ $89 million increase in interest income on overnight investments due to a higher yield despite a lower average balance; partially offset by a ◦ $96 million increase in interest expense on deposits due to a higher rate paid. NIM expanded from 2.55% to 3.14%. $505 million & 59 bps Highlights $29 million & (-3 bps) 3Q23 vs 3Q22 Net interest income increased by $1.2 billion due to a $2.2 billion increase in interest income, partially offset by a $1.0 billion increase in interest expense. The change in net interest income was primarily due to the following: ◦ $1.6 billion increase in interest income on loans due to a higher average balance and increased loan accretion ($263 million) both as a result of the SVB acquisition, an increase in loan yield, and loan growth in the General Bank and Commercial Bank, ◦ $473 million increase in interest on overnight investments due to a higher yield and higher average balance resulting from the SVB acquisition; partially offset by a ◦ $691 million increase in interest expense on deposits due to a higher average balance resulting from the SVB acquisition, deposit growth, and a higher rate paid, and a ◦ $318 million increase in interest expense on borrowings primarily due to the Purchase Money Note related to the SVB acquisition. NIM expanded 65 basis points from 3.42% to 4.07%. See the following page for a rollforward of NIM between 3Q22 and 3Q23. Net interest income and margin (NIM) ($ in millions)

15 3.42% 1.30% 0.76% 0.44% (1.29)% (0.36)% (0.20)% 4.07% 3Q22 Loan yield Yield on investments & FFS Purchase accounting Deposit rate Funding mix Debt rate 3Q23 3Q22 to 3Q23 (+65 bps) NIM Rollforward 4.10% 0.12% 0.11% 0.10% 0.05% 0.05% 0.03% (0.24)% (0.13)% (0.12)% 4.07% 2Q23 Yield on investments & FFS Debt volume Loan yield Purchase accounting Debt rate Investments & FFS volume Deposit rate Deposit volume Loan volume 3Q23 2Q23 to 3Q23 (-3 bps) (1) (1) (1) Includes purchase accounting impact between March 27, 2023 and March 31, 2023. (1) FFS represents Fed Funds Sold. (1)

16 3Q23 Interest Rate Sensitivity Highlights ◦ Continued asset sensitive interest rate risk profile. The magnitude of asset sensitivity increased with the SVB acquisition primarily due to: ◦ Higher cash balances to manage liquidity risk from acquired portfolios and businesses, ◦ Addition of a fixed rate Purchase Money Note, increasing liability duration (~$36 billion at September 30, 2023), and a ◦ Increase in loans that are primarily linked to floating rate indices (~$57 billion at September 30, 2023). ◦ Net interest income is projected to increase 9.2% over the next 12 months for an immediate +100 bps parallel shift (shock) in the yield curve and increase 4.4% for a gradual shift (ramp) of +100 bps. ◦ Net interest income is projected to decrease 9.4% over the next 12 months for an immediate -100 bps parallel shift (shock) in the yield curve and decrease 4.5% for a gradual shift (ramp) of -100 bps. ◦ Deposit betas are modeled at approximately 35% - 40%. Actual betas will be dependent on liquidity needs, behavior of acquired deposits, deposit mix and levels of overall competition. ◦ Approximately 65 - 70% of our loans are floating indexed primarily to Prime, SOFR and LIBOR. ◦ The duration of our investment portfolio is ~3.1 years and helps to mitigate earnings risk in a down rate environment. (18.9)% (9.4)% (2.3)% 2.3% 9.2% 18.3% (9.0)% (4.5)% (1.1)% 1.1% 4.4% 8.8% Shock Ramp Down 200 Down 100 Down 25 Up 25 Up 100 Up 200 (25.0)% (20.0)% (15.0)% (10.0)% (5.0)% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Illustrative impacts to NII & NIM 4Q23 1Q24 2Q24 3Q24 ($ in millions) NII NIM NII NIM NII NIM NII NIM +100 bps shock $ 162 0.32% $ 182 0.36% $ 174 0.34% $ 171 0.33% +100 bps ramp 13 0.03 60 0.12 106 0.21 154 0.30 -100 bps ramp (13) (0.03) (60) (0.12) (107) (0.21) (155) (0.30) -100 bps shock (164) (0.32) (185) (0.36) (178) (0.35) (176) (0.34) (1) Net interest income and margin rate sensitivity Note – The above information is an illustrative example of changes in net interest income and net interest margin using a static balance sheet and forward swap curves in place as of the end of September. Actual results may differ from above. (1) Impacts to NII and NIM may change due to actual results being different than modeled expectations.

17

Historical and Forecasted Cumulative Deposit Beta



Actual
Forecast
Terminal beta
14%
78 bps
23%
124 bps
30%
168 bps
37%
212 bps
40%
43%
42%
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
Actual cumulative beta
Expected cumulative beta
Rate paid on deposits



41%
59%
44%
56%
42%
58%
46%
54%
57%
43%
3Q22
4Q22
1Q23
2Q23
3Q23
Mid/higher beta categories
Lower beta categories

Highlights

- Expect cumulative deposit beta to continue increasing with a terminal beta of approximately 43% as we continue to increase deposits in the Direct Bank and interest rates remain higher for longer. Actual betas will be dependent on liquidity needs, behavior of acquired deposits, deposit mix and levels of overall competition.
- The quarter-over-quarter increase in the mid/high beta categories is primarily driven by balance growth in the Direct Bank as part of our liquidity management activities.
- **Mid/higher beta categories:**
  - > 30% beta on Direct Bank and SVB money market, savings and time deposit accounts.
  - 10 to 30% beta on branch network money market accounts and Community Association Banking checking with interest and money market accounts.
- **Lower beta categories:**
  - 0 to 10% beta on total noninterest bearing deposits and branch network checking with interest and savings accounts.

First Citizens BancShares

18 $433 $429 $658 $615 $288 $290 $309 $462 $468 $145 $139 $141 $135 $55 $12 3Q22 4Q22 1Q23 2Q23 3Q23 $295 $135 1Q23 SVB contribution $1,940 $2,136 $996 $1,141 $944 $995 YTD Dec 21 YTD Dec 22 3Q23 vs 2Q23 Noninterest income decreased by $43 million. Adjusted noninterest income (1) increased by $6 million. Significant components included: ◦ $11 million increase in gross rental income on operating lease equipment due to increased utilization and a higher lease rate, and a ◦ $2 million increase in fee income and other service charges; partially offset by a ◦ $3 million decrease in other noninterest income spread among various accounts, ◦ $2 million decrease in wealth management fees due to a decline in assets under management at SVB, and a ◦ $2 million decrease in merchant services due to a lower purchase volume. Notable items decreased by $49 million. Significant components included: ◦ $43 million reduction in adjustments to the gain on acquisition, ◦ $12 million increase in realized losses on the sale of investment securities due to a strategic exit of the acquired SVB municipal bond portfolio, and a ◦ $9 million decrease in unfavorable fair value adjustments on marketable equity securities. YTD22 vs YTD21 Noninterest income increased $196 million. Significant components of the change were: ◦ Rental income on operating leases increased $91 million due to the same reasons as in the linked quarter. Expenses on operating lease equipment declined $16 million resulting in a $107 million increase in adjusted rental income. ◦ Cardholder services income, net increased $15 million due to higher volume and fee income and other service charges increased $14 million, primarily due to higher capital markets and portfolio servicing fees. ◦ Wealth management services increased $13 million due to increased brokerage transactions and higher assets under management. ◦ Other noninterest income increased $63 million spread among various line items, including a $431 million bargain purchase gain, partially offset by a $147 million decline in investment gains and a $188 million decline in gains on asset and loan sales. Highlights Noninterest income ($ in millions) Core: ### increase 3Q23 vs 3Q22 Noninterest income increased by $182 million. Adjusted noninterest income (1) increased by $180 million primarily due to the impacts of the SVB acquisition. Significant components included: ◦ $52 million increase in client investment fees earned for managing off-balance sheet client funds primarily in the SVB segment, ◦ $31 million increase in international fees which are FX fees primarily in the SVB segment, ◦ $29 million increase in fee income and other service charges, ◦ $23 million increase in service charges on deposits, and a ◦ $22 million increase in rental income on operating lease equipment due to increased utilization and a higher lease rate. Notable Items increased by $2 million. Significant components included: ◦ $12 million increase in adjustments to the gain on acquisition, ◦ $8 million increase in gain on sale of leasing equipment, and a ◦ $7 million increase in rental income on operating leases; partially offset by a ◦ $13 million decrease in other noninterest income, and a ◦ $12 million increase in realized losses on the sale of investment securities. (1) Adjusted amounts exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. (2) Excludes gain on acquisition as it is broken out separately. $10,259 $126 Adjusted (Non-GAAP) (1) Notable items (2) Gain on acquisition $9,824 $145 - total notable items $147 - total notable items $468 - total adjusted (Non-GAAP) (1) $9,950 total notable items $196 total notable items $147 total notable items

19 Notable items $760 $760 $855 $1,572 $1,416 $577 $590 $677 $1,202 $1,132 $183 $170 $178 $370 $284 2Q22 3Q22 4Q22 1Q23 2Q23 Highlights 3Q23 vs 3Q22 Noninterest expense increased by $656 million. Adjusted noninterest expense (1) increased by $555 million primarily due to the impacts of the SVB acquisition. Significant components included: ◦ $374 million increase in salaries and benefits, ◦ $62 million increase in equipment expense, ◦ $32 million increase in other noninterest expense spread among various accounts, and a ◦ $27 million increase in third-party processing fees. Notable items increased by $101 million. Significant components included: ◦ $88 million increase in acquisition-related expenses, and a ◦ $12 million increase in intangible asset amortization. Adjusted efficiency ratio (1) improved from 53.32% to 46.04%. 3Q23 vs 2Q23 Noninterest expense decreased by $156 million. Adjusted noninterest expense (1) decreased by $70 million. Significant components included: ◦ $48 million decrease in salaries and benefits, ◦ $16 million decrease in equipment expense, ◦ $16 million decrease in marketing costs primarily due to lower Direct Bank marketing; partially offset by a ◦ $14 million increase in FDIC insurance expense. Notable items decreased by $86 million. Significant components included: ◦ $84 million decrease in acquisition-related expenses. Adjusted efficiency ratio (1) improved from 49.65% to 46.04%. YTD22 vs YTD21 Noninterest expense increased $252 million. Significant components of the change were: ◦ Merger-related expenses increased $194 million. ◦ Salaries and benefits expense increased $53 million as a result of merger-related costs, wage increases, revenue- based incentives and temporary personnel costs, partially offset by net staff reductions. ◦ Marketing costs increased $23 million due to the same reasons as the quarterly increases. ◦ Third-party processing expenses increased $14 million and other operating expenses increased $14 million; ◦ Partially offset by an $18 million reduction in FDIC insurance premiums, a $16 million decline in expenses on operating leases, and a $12 million reduction in professional fees. Efficiency ratio improved from 64.43% to 60.50%. Adjusted efficiency ratio improved from 64.34% to 56.40% as adjusted net revenue grew 19% and adjusted noninterest expense grew 4%. Noninterest expense ($ in millions) $2,823 $3,075 $2,212 $2,305 $611 $770 YTD Dec 21 YTD Dec 22 Adjusted (Non-GAAP) (1) (1) Adjusted noninterest expense and adjusted efficiency ratio are Non-GAAP and exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

20 64% 10% 6% 20% Personnel ($727) Equipment ($117) Net occupancy ($65) Other expense ($223) 22% 15% 11% 11% 11% 9% 7% 6% 5% 3% Adjusted rental income on operating lease equipment ($102) Fee income and other service charges ($70) Cardholder and merchant services, net ($53) Client investment fees ($52) Wealth management services ($49) Service charges on deposit accounts ($44) International fees ($34) Other income ($30) Factoring commissions ($21) Insurance commissions ($13) Adjusted noninterest income (Non-GAAP) Adjusted noninterest expense (Non-GAAP) 3Q23 Noninterest income and expense composition ($ in millions) Note - Adjusted noninterest income and adjusted noninterest expense are Non-GAAP and exclude notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

21

Balance Sheet Highlights

($ in millions, except per share data)

SELECT PERIOD END BALANCES	3Q23	2Q23	3Q22	Increase (decrease) 3Q23 vs 2Q23 [(1)] $	3Q23 vs 2Q23 [(1)] %	3Q23 vs 3Q22 [(1)] $	3Q23 vs 3Q22 [(1)] %
Interest-earning deposits at banks	$ 36,704	$ 37,846	$ 6,172	$ (1,142)	(12.0)%	$ 30,532	494.6 %
Investment securities	26,818	22,171	18,841	4,647	83.2	7,977	42.3
Loans and leases	133,202	133,015	69,790	187	0.6	63,412	90.9
Operating lease equipment, net [(2)]	8,661	8,531	7,984	130	6.0	677	8.5
Deposits	146,233	141,164	87,553	5,069	14.2	58,680	67.0
Noninterest bearing deposits	43,141	44,547	26,587	(1,406)	(12.5)	16,554	62.3
Borrowings	37,712	40,139	8,343	(2,427)	(24.0)	29,369	352.0
Tangible common stockholders' equity (non-GAAP) [(3)]	18,833	18,197	8,461	636	13.9	10,372	122.6
Common stockholders' equity	19,508	18,890	8,952	618	13.0	10,556	117.9
Total stockholders' equity	20,389	19,771	9,833	618	12.4	10,556	107.4

KEY METRICS	3Q23	2Q23	3Q22	Increase (decrease) 3Q23 vs 2Q23	3Q23 vs 3Q22
Common equity Tier 1 (CET1) capital ratio	13.23 %	13.38 %	10.37 %	(0.15)%	2.86 %
Book value per common share	$ 1,343.52	$ 1,300.93	$ 597.75	$ 42.59	$ 745.77
Tangible book value per common share (non-GAAP) [(3)]	1,297.00	1,253.20	564.97	43.80	732.03
Tangible capital to tangible assets (non-GAAP) [(3)]	8.84 %	8.71 %	7.78 %	0.13 %	1.06 %
Loan to deposit ratio	91.09	94.23	79.71	(3.14)	11.38
ALLL to total loans and leases	1.26	1.23	1.26	0.03	—
Noninterest bearing deposits to total deposits	29.50	31.56	30.37	(2.06)	(0.87)
Total liquid assets (available cash + HQLS)	$ 57,019	$ 53,421	$ 19,161	$ 3,598	$ 37,858
Total liquidity (liquid assets & contingent sources)	145,633	139,447	30,865	6,186	114,768
Total liquidity / uninsured deposits [(4)]	277.00 %	263.65 %	111.54 %	13.35 %	165.46 %

(1) Percent change is annualized and is calculated using unrounded numbers.
(2) Operating lease equipment, net includes $7.9 billion of rail assets.
(3) Refer to the Non-GAAP Section V of this presentation for a reconciliation of the Non-GAAP to GAAP measures.
(4) Public funds total $3.6 billion at 9/30/23, of which $3.4 billion are considered uninsured for regulatory reporting purposes. However, these deposits are collateralized and included as part of the total insured calculation above.

First Citizens BancShares

22

Loans and Leases

($ in millions)


$69,790
$28,097
$41,693
4.63%
3Q22
$70,781
$27,569
$43,212
5.14%
4Q22
$138,288
$66,171
$28,485
$43,632
5.59%
1Q23
$133,015
$58,803
$29,234
7.07%
$44,978
2Q23
$133,202
$56,864
$30,261
7.29%
$46,077
3Q23
General Bank
Yield on Loans
Commercial Bank
SVB

Highlights

3Q23 vs 2Q23

- Total loans increased $187 million driven primarily by a $1.1 billion increase in the General Bank segment and a $1.0 billion increase in the Commercial Bank segment, partially offset by a $1.9 billion decline in the SVB segment related to Global Fund Banking.
- The General Bank growth of $1.1 billion (9.7% annualized) was driven primarily by business and commercial loans while the $1.0 billion (14.3% annualized) growth in the Commercial Bank was broad-based given strong performance in many of our industry verticals and seasonal factoring volumes.

3Q23 vs 3Q22

- Total loans increased $63.4 billion due primarily to the SVB acquisition which contributed $56.9 billion in loans as of September 30, 2023.
- General Bank loans grew by $4.4 billion (10.5%) due primarily to business, commercial and mortgage loans.
- Commercial Bank loans grew by $2.2 billion (7.8%) due to growth in many of our industry verticals, middle market banking and equipment finance.

First Citizens BancShares

Note – Commercial Bank includes a small amount of Rail loans (less than $100 million in all periods). Rail operating lease assets are not included in the loan totals.

23 12% 5% 4% 2% 24% 7% 3% 21% 11% 7% 4% Commercial Finance ($15.9) Real Estate Finance ($6.0) Equipment Finance ($5.6) Commercial Services - Factoring ($2.7) Branch Network & Wealth ($32.1) Mortgage ($10.0) Other ($4.0) Global Fund Banking ($27.5) Technology & Healthcare Banking ($14.4) Private Bank ($9.6) Other ($5.3) 24% 21% 21% 12% 11% 7% 4% Commercial mortgage ($32.2) Commercial and industrial ($28.5) Global Fund Banking $(27.5) 1-4 family residential ($16.2) Innovation lending ($14.4) Private Bank ($9.6) Other ($4.8) Type Segment 3Q23 Loans and Leases Composition ($ in millions) Note - Rail operating lease assets are not included in the loan totals. The Commercial Banking segment includes Commercial Finance, Real Estate Finance, Equipment Finance and Commercial Services (factoring). The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Community Association Banking and Other General Banking. The SVB segment includes Global Fund Banking, Technology & Life Sciences/ Healthcare, Private Bank and CRE. Commercial Banking: General Banking: SVB:

24 $87,553 $89,408 $140,050 $141,164 $146,233 $60,966 $64,486 $66,686 $77,133 $83,608 $26,587 $24,922 $24,105 $23,171 $22,655 $18,715 $19,484 $19,484 $30,544 $21,376 $20,486 3Q22 4Q22 1Q23 2Q23 3Q23 168 bps 124 bps 78 bps 35 bps 212 bps $106,263 $39,970 $40,860 $100,304 $49,259 $90,791 Highlights Deposits ($ in millions) $140,050 $66,686 $24,105 $18,715 $30,544 1Q23 SVB Interest-bearing SVB Noninterest-bearing Interest-bearing Noninterest-bearing Cost of deposits 3Q23 vs. 2Q23 • Total deposits grew $5.1 billion (14.2% annualized) driven primarily by a $6.4 billion increase in the Direct Bank, partially offset by a $890 million decline in deposits in the SVB segment driven by a combination of cash burn and muted fundraising activity. • Excluding the Direct Bank, General Bank segment deposits decreased $721 million, partially offset by a $304 million increase in Commercial Bank segment deposits. 3Q23 vs. 3Q22 • Total deposits grew $58.7 billion (67.0%) driven primarily by the SVB acquisition which contributed $40.0 billion in deposits as of September 30, 2023 and a $21.7 billion increase in the Direct Bank.

25

3Q23 Deposit Composition

($ in billions, except average account size)

Type


43%
29%
16%
12%
Money market & savings ($62.6)
Noninterest-bearing demand ($43.1)
Checking with interest ($23.5)
Time deposits ($17.0)

Segment


40%
24%
5%
2%
1%
28%
General Banking:
Branch Network, Wealth & Other ($58.2)
Direct Bank ($35.6)
Community Association Banking ($7.2)
Commercial Banking and Corporate:
Commercial Bank ($3.4)
Corporate ($1.9)
SVB:
SVB ($40.0)

Uninsured vs Insured [1]


64%
36%
Insured (1)
Uninsured

Average Account Size by Segment

Average Account Size and Insured [1] vs. Uninsured by Segment

	Total deposits	Average size	Insured % [1]
General Bank	$ 101.0 B	$ 38,256	79%
Commercial Bank	3.4 B	284,797	13%
Corporate & Other [2]	1.9 B	7,312,500	94%
Sub-total	**$ 106.3 B**	**$ 40,058**	**78%**
SVB	40.0 B	313,741	28%
Sub-total	**$ 40.0 B**	**$ 313,741**	**28%**
Total	**$ 146.2 B**	**$ 52,599**	**64%**

First Citizens BancShares

Note – Totals may not foot due to rounding.

(1) Public funds total $3.6 billion at 9/30/23, of which $3.4 billion are considered uninsured for regulatory reporting purposes. However, these deposits are collateralized and included as part of the total insured calculation above.

(2) Corporate consists primarily of brokered deposits which are pooled into one account then associated with multiple customers who have balances under FDIC insurance limits.

26 0.66% 1.35% 1.94% 2.99% 3.19% 0.50% 1.12% 1.73% 2.56% 3.02% 0.35% 0.78% 1.24% 1.68% 2.12% Cost of interest-bearing liabilities Cost of interest-bearing deposits Cost of deposits 3Q22 4Q22 1Q23 2Q23 3Q23 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% 2.40% 2.80% 3.20% Cost of funds Additional sources of liquidity Categories $ in millions FHLB $ 9,218 FRB 4,203 Line of credit 100 Total $ 13,521 QTD - Period End Balances Change 3Q23 2Q23 1Q23 4Q22 3Q22 Linked Quarter Prior Year Quarter Total deposits $ 146,233 79.5% $ 141,164 77.9% $ 140,050 75.2% $ 89,408 93.1% $ 87,553 91.3% $ 5,069 $ 58,680 Securities sold under customer repurchase agreements 453 0.2 454 0.3 509 0.3 436 0.5 578 0.6 (1) (125) Purchase money note 35,833 19.5 35,817 19.8 35,151 18.9 — — — — 16 35,833 Federal Home Loan Bank borrowings — — 2,425 1.3 8,500 4.6 4,250 4.4 5,800 6.0 (2,425) (5,800) Subordinated debt 1,040 0.6 1,043 0.6 1,046 0.6 1,049 1.1 1,052 1.1 (3) (12) Senior unsecured borrowings 377 0.2 393 0.2 881 0.5 885 0.9 888 0.9 (16) (511) Other borrowings 9 — 7 — 7 — 25 — 25 — 2 (16) Total deposits and borrowed funds $ 183,945 100% $ 181,303 100% $ 186,144 100% $ 96,053 100% $ 95,896 100% $ 2,642 $ 88,049 Funding Mix ($ in millions) Highlights 3Q23 vs 2Q23 • Deposits as a component of total funding continues to increase due to the focus on deposit gathering and was 79.5% of total funding as of the end of the third quarter. • FHLB debt was paid off in the third quarter due to continued core deposit growth in the Direct Bank. • Total cost of deposits increased by 44 basis points. Note – Funding mix percentages may not foot due to rounding.

27 $60 $79 $63 $152 $195 Provision for credit losses 3Q22 4Q22 1Q23 2Q23 3Q23 Allowance and Credit Quality Trends ($ in millions) Net charge-offs (NCO) & NCO ratio Adjusted provision for credit losses (1) $18 $24 $50 $157 $176 0.10% 0.14% 0.27% 0.47% 0.53% NCO $ NCO ratio 3Q22 4Q22 1Q23 2Q23 3Q23 $454 $627 $828 $929 $899 0.65% 0.89% 0.60% 0.70% 0.68% Nonaccrual loans Nonaccrual loans to total loans 3Q22 4Q22 1Q23 2Q23 3Q23 Nonaccrual loans / total loans & leases Allowance (ALLL) & ALLL ratio $882 $922 $1,605 $1,637 $1,673 1.26% 1.30% 1.16% 1.23% 1.26% ALLL ALLL ratio 3Q22 4Q22 1Q23 2Q23 3Q23 (1) Adjusted provision for credit losses excludes CECL Day 2 charges and provision (benefit) expense for credit losses on available for sale securities. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. SEC calc - Key metrics & ratios SEC Master Income Statement SEC calc SEC calc SEC Master Income Statement Calc on Note 4 SEC Master Income Statement

28 $1,637 $30 $30 $2 $(1) $(25) $1,673 2Q23 Economic outlook Credit quality Volume Portfolio mix Change in specific reserves 3Q23 Highlights 3Q23 vs 2Q23 • ALLL increased $36 million compared to the linked quarter. • Deterioration in the macroeconomic forecast and in the large balance commercial real estate portfolio, including general office were the primary drivers of higher reserves. • These factors were partially offset by lower specific reserves driven by charge-offs on loans reserved for in prior periods exceeding specific reserves established during the quarter. • The ALLL covered annualized quarterly net charge-offs 2.4 times and provided 1.9 times coverage of nonaccrual loans. These metrics were relatively stable from the prior quarter. ALLL Coverage 12.6x 9.3x 4.3x 2.6x 2.4x 1.9x 1.5x 1.9x 1.8x 1.9x ALLL ratio / NCO ratio ALLL / Nonaccrual loans 3Q22 4Q22 1Q23 2Q23 3Q23 2Q23 to 3Q23 Allowance for loan and lease losses (ALLL) ($ in millions) Robert Hawley ACL walk

29 Loan Portfolios in Focus ($ in billions, as of September 30, 2023) Total Loans $133.2 B Total Loans CRE $19.9 B Commercial Real Estate (CRE) Portfolio Composition Balance % of Total Loans Multi-Family $ 4.4 3.3 % Medical Office 3.3 2.5 General Office 2.9 2.2 General Bank 1.3 1.0 Commercial Bank 1.1 0.8 SVB 0.5 0.4 Industrial / Warehouse 2.5 1.9 Retail 1.7 1.3 Hotel/Motel 0.8 0.6 Other 4.3 3.3 Total $ 19.9 14.9 % Note - The definition of CRE in these tables was expanded in 3Q23 to align with supervisory guidance SR-07-01 and includes the following: construction loans (1.a.1 and 1.a.2), loans where the primary repayment is from 3rd party rental income (1.d and 1.e.2), and loans not secured by real estate but for the purpose of real estate (4.a, 8, and 9). The change in methodology increased reported CRE totals by $2.2 billion. SEC Master Balance Sheet CRE and Office Charts - Tim Farmer Add footnote that % are full precision and cannot be recalculated? CRE and Office Charts - Tim Farmer IR calcs Innovation Portfolio Composition Balance % of Total Loans Innovation C&I and cash flow dependent $ 8.7 6.5 % Investor dependent - growth stage 3.9 3.0 Investor dependent - early stage 1.7 1.3 Total $ 14.4 10.8 % Innovation $14.4 B

30 General Office CRE Portfolio (as of September 30, 2023) CA 23% NC 14% FL 9% AZ 7% NY 6% MA 5% VA 4% Other 32% Total General Office $2.9 B Geographic Diversification $587 $426 $375 $1,500 2023 2024 2025 2026 & Beyond Loan Maturity Schedule ($ in millions) 20% 15% 13% 52% (1) There are approximately $1.1 billion of general office loans in the Commercial Bank with an ALLL ratio of 7.12%. Top 5 MSAs ($ in millions) Los Angeles $ 373 Phoenix $ 209 New York City $ 169 San Francisco $ 158 Boston $ 143 Percent of Total Loans 0.8 % General Office Portfolio Metrics % of total loans 2.2% % of CRE loans 14.5 % Average loan amount $2 MM NCO ratio (3Q23) 4.30 % Delinquencies/Loans 7.63 % NPLs/Loans 11.95 % Criticized loans/Loans 22.38 % ALLL ratio (1) 4.00 % CRE and Office Charts - Tim Farmer IR calcs CRE and Office Charts - Tim Farmer IR calc IR calcs CRE and Office Charts - Tim Farmer IR calc IR calc CRE and Office Charts - Tim Farmer IR calc Ask Tim to add current quarter average CRE balance to file IR calc IR calc IR calc ACL Deck? ACL Deck?ACL Deck?

31 SVB Investor Dependent (ID) Portfolio (as of September 30, 2023) Portfolio Metrics Early Stage Growth Stage Loan balance $1.7 B $3.9 B % of Innovation loans 11.9% 27.4% % of ID loans 30.3% 69.7 % Avg. loan size $325 K $3.77 MM Median loan size $31 K $889 K NCO ratio (3Q23) 4.25% 6.92% NPLs/Loans 1.75% 1.06 % Criticized loans/Loans 18.28% 13.35 % ALLL ratio 6.01% 3.74 % Software 57% Life Science - Products 17% Life Science - Services, 11% Hardware 9% Energy & Resource Innovation, 6% Client Industry Concentration Niche from Credit deck - is sub-niche available? Is there any industry specific story in the ID portfolio? What metrics make sense here? How can we demonstrate lumpiness in the portfolio? 2008-2010 NPL and NCO (bps) What is causing increased charge-offs? Companies unable to secure next round of funding? Are VCs pulling support from portfolio companies more than we anticipated? Portfolio Characteristics • Early Stage - Loans to development-stage innovation companies with $0-5 million in revenues. Historically SVB’s highest risk portfolio which experienced an average ~6% NCO ratio over 2008-2010. • Growth Stage - Loans to mid and later-stage innovation companies with over $5 million in revenues. • Continued pressure in public and private markets negatively impacts borrowers’ ability to raise funds and execute exit strategy. • Large loan sizes in the Growth Stage portfolio may contribute to lumpiness in quarterly net charge-offs and credit metrics. • SVB credit leadership team remains in tact with an average tenure at SVB of 25 years. PLEASE DO NOT REVIEW Data Unavailable & slide remains under development with credit 57% 17% 11% 9% 6% Software Life Science - Products Life Science - Services Hardware Energy & Resource Innovation

Capital

32

Risk-based capital ratios


13.46%
11.36%
10.37%
13.18%
11.06%
10.08%
14.86%
13.13%
12.53%
15.84%
14.00%
13.38%
15.64%
13.82%
13.23%
3Q22
4Q22
1Q23
2Q23
3Q23
CET1
Tier 1
Total

Capital ratio rollforward

	Risk-Based Capital Total	Risk-Based Capital Tier 1	Risk-Based Capital CET1	Tier 1 Leverage
December 31, 2022	**13.18%**	**11.06%**	**10.08%**	**8.99%**
SVB acquisition - net	1.63%	1.91%	2.28%	0.05%
Net income	1.28%	1.28%	1.28%	1.17%
Change in risk-weighted/average assets	0.64%	0.57%	0.55%	-0.45%
Sub debt phase-out	-0.10%	0.00%	0.00%	0.00%
Shared loss agreement coverage runoff	-1.06%	-0.94%	-0.90%	0.00%
Common dividends	-0.03%	-0.03%	-0.03%	-0.02%
Preferred dividends	-0.04%	-0.04%	-0.03%	-0.03%
Other	0.14%	0.01%	0.00%	0.01%
September 30, 2023	**15.64%**	**13.82%**	**13.23%**	**9.72%**
Change since December 31, 2022	**2.46%**	**2.76%**	**3.15%**	**0.73%**

Tier 1 Leverage ratio


9.31%
8.99%
16.72%
9.50%
9.72%
3Q22
4Q22
1Q23 (1)
2Q23
3Q23
Tier 1 Leverage ratio

Tangible book value per share (Non-GAAP)


$571.89
$627.58
$109.82
($10.04)
($2.25)
$1,297.00
4Q22
SVB acquisition
Retained earnings
AOCI
Common dividends
3Q23

First Citizens BancShares

Note – The above capital ratios represent BancShares ratios and are preliminary pending completion of quarterly regulatory filings. Refer to Section V of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

(1) The Tier 1 Leverage ratio for 1Q23 only includes the impact of SVB for five days.

Financial Outlook Section III

34 Metric 3Q23 4Q23 - Projected FY23 - Projected Loans and leases - EOP $133.2 billion $132 billion - $134 billion $132 billion - $134 billion Deposits - EOP $146.2 billion $140 billion - $143 billion $140 billion - $143 billion Interest rates One remaining hike; FFR ending at 5.75% One remaining hike; FFR ending at 5.75% Net interest income $2.0 billion $1.8 billion - $1.9 billion $6.6 billion - $6.7 billion Net charge-off ratio (annualized/annual) 53 bps 50 - 60 bps 43 - 48 bps Adjusted noninterest income (1) $468 million $430 million - $450 million $1.67 billion - $1.69 billion Adjusted noninterest expense (2) $1.13 billion $1.11 billion - $1.14 billion $4.12 billion - $4.15 billion Effective tax rate 24.6% 26.5% - 27.5% 26.5% - 27.5% Key Earnings Estimate Assumptions (1) Adjusted noninterest income includes net rental income on operating lease assets (net of depreciation and maintenance) and excludes fair value adjustments on marketable equity securities, realized gains/losses on sales of AFS securities, realized gains/losses on sales of leasing equipment and legacy consumer loans, realized gains/losses on extinguishment of debt and acquisition accounting gains. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. (2) Adjusted noninterest expense excludes depreciation and maintenance on operating lease assets, acquisition-related expenses and amortization of intangibles. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures. Note - Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of BancShares’ control, or cannot be reasonably predicted. For the same reasons, management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. PLEASE DO NOT REVIEW Data Unavailable

Appendix Section IV

36

BancShares Balance Sheets (unaudited)

($ in millions)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
ASSETS					
Cash and due from banks	$ 791	$ 917	$ 1,598	$ 518	$ 481
Interest-earning deposits at banks	36,704	37,846	38,522	5,025	6,172
Securities purchased under agreements to resell	549	298	—	—	—
Investment in marketable equity securities	75	76	85	95	92
Investment securities available for sale	16,661	11,894	9,061	8,995	9,088
Investment securities held to maturity	10,082	10,201	10,381	10,279	9,661
Assets held for sale	58	117	94	60	21
Loans and leases	133,202	133,015	138,288	70,781	69,790
Allowance for loan and lease losses	(1,673)	(1,637)	(1,605)	(922)	(882)
Loans and leases, net of allowance for loan and lease losses	**131,529**	**131,378**	**136,683**	**69,859**	**68,908**
Operating lease equipment, net	8,661	8,531	8,331	8,156	7,984
Premises and equipment, net	1,768	1,782	1,743	1,456	1,410
Goodwill	346	346	346	346	346
Other intangible assets	329	347	364	140	145
Other assets	6,212	5,769	7,450	4,369	5,002
Total assets	**$ 213,765**	**$ 209,502**	**$ 214,658**	**$ 109,298**	**$ 109,310**
LIABILITIES					
Deposits:					
Noninterest-bearing	$ 43,141	$ 44,547	$ 54,649	$ 24,922	$ 26,587
Interest-bearing	103,092	96,617	85,401	64,486	60,966
Total deposits	**146,233**	**141,164**	**140,050**	**89,408**	**87,553**
Credit balances of factoring clients	1,282	1,067	1,126	995	1,147
Short-term borrowings	453	454	1,009	2,186	3,128
Long-term borrowings	37,259	39,685	45,085	4,459	5,215
Total borrowings	37,712	40,139	46,094	6,645	8,343
Other liabilities	8,149	7,361	8,172	2,588	2,434
Total liabilities	**193,376**	**189,731**	**195,442**	**99,636**	**99,477**
STOCKHOLDERS' EQUITY					
Preferred stock	881	881	881	881	881
Common stock	15	15	15	15	15
Additional paid in capital	4,106	4,106	4,104	4,109	4,506
Retained earnings	16,267	15,541	14,885	5,392	5,160
Accumulated other comprehensive (loss) income	(880)	(772)	(669)	(735)	(729)
Total stockholders' equity	**20,389**	**19,771**	**19,216**	**9,662**	**9,833**
Total liabilities and stockholders' equity	**$ 213,765**	**$ 209,502**	**$ 214,658**	**$ 109,298**	**$ 109,310**

First Citizens BancShares

37

BancShares Income Statements (unaudited)

($ in millions)

	3Q23	2Q23	1Q23	4Q22	3Q22
INTEREST INCOME					
Interest and fees on loans	$ 2,426	$ 2,353	$ 1,017	$ 892	$ 785
Interest on investment securities	180	117	107	92	90
Interest on deposits at banks	504	480	87	56	31
Total interest income	**3,110**	**2,953**	**1,211**	**1,040**	**906**
INTEREST EXPENSE					
Deposits	769	575	288	176	78
Borrowings	351	417	73	62	33
Total interest expense	1,120	992	361	238	111
Net interest income	**1,990**	**1,961**	**850**	**802**	**795**
Provision for credit losses - loans and leases	192	151	783	79	60
Net interest income after provision for credit losses - loans and leases	**1,798**	**1,810**	**67**	**723**	**735**
NONINTEREST INCOME					
Rental income on operating lease equipment	248	238	233	224	219
Fee income and other service charges	70	68	47	43	41
Client investment fees	52	52	2	—	—
Wealth management services	49	51	40	35	35
International fees	34	33	4	3	3
Service charges on deposit accounts	44	44	24	22	21
Factoring commissions	21	20	19	26	24
Cardholder services, net	41	41	21	26	25
Merchant services, net	12	14	10	8	8
Insurance commissions	13	14	13	13	11
Realized loss on sale of investment securities available for sale, net	(12)	—	(14)	—	—
Fair value adjustment on marketable equity securities, net	(1)	(10)	(9)	2	(2)
Bank-owned life insurance	1	2	5	7	8
Gain on sale of leasing equipment, net	10	4	4	2	2
Gain on acquisition	12	55	9,824	—	—
Gain on extinguishment of debt	—	—	—	—	1
Other noninterest income	21	32	36	18	37
Total noninterest income	**615**	**658**	**10,259**	**429**	**433**
NONINTEREST EXPENSE					
Depreciation on operating lease equipment	95	91	89	88	87
Maintenance and other operating lease expenses	51	56	56	47	52
Salaries and benefits	727	775	420	354	353
Net occupancy expense	65	64	50	48	47
Equipment expense	117	133	58	55	55
Professional fees	12	21	11	11	11
Third-party processing fees	54	54	30	26	27
FDIC insurance expense	36	22	18	5	5
Marketing expense	25	41	15	21	15
Acquisition-related expenses	121	205	28	29	33
Intangible asset amortization	17	18	5	6	5
Other noninterest expense	96	92	75	70	70
Total noninterest expense	**1,416**	**1,572**	**855**	**760**	**760**
Income before income taxes	**997**	**896**	**9,471**	**392**	**408**
Income tax (benefit) expense	245	214	(47)	135	93
Net income	**$ 752**	**$ 682**	**$ 9,518**	**$ 257**	**$ 315**
Preferred stock dividends	$ 15	$ 15	$ 14	$ 14	$ 12
Net income available to common stockholders	**$ 737**	**$ 667**	**$ 9,504**	**$ 243**	**$ 303**

First Citizens BancShares

38

Noninterest income

($ in millions)

	Quarter-to-date					3Q23 Change vs 2Q23	
	3Q23	2Q23	1Q23	4Q22	3Q22	$	%
Rental income on operating lease equipment	$ 248	$ 238	$ 233	$ 224	$ 219	$ 10	4.1 %
Fee income and other service charges	70	68	47	43	41	2	2.5
Client investment fees	52	52	2	—	—	—	(0.9)
Wealth management services	49	51	40	35	35	(2)	(4.1)
International fees	34	33	4	3	3	1	3.8
Service charges on deposit accounts	44	44	24	22	21	—	0.5
Factoring commissions	21	20	19	26	24	1	2.4
Cardholder services, net	41	41	21	26	25	—	(1.6)
Merchant services, net	12	14	10	8	8	(2)	(14.9)
Insurance commissions	13	14	13	13	11	(1)	2.0
Realized loss on sale of investment securities available for sale, net	(12)	—	(14)	—	—	(12)	nm
Fair value adjustment on marketable equity securities, net	(1)	(10)	(9)	2	(2)	9	(91.2)
Bank-owned life insurance	1	2	5	7	8	(1)	(79.4)
Gain on sale of leasing equipment, net	10	4	4	2	2	6	207.0
Gain on acquisition	12	55	9,824	—	—	(43)	(78.2)
Gain on extinguishment of debt	—	—	—	—	1	—	nm
Other noninterest income	21	32	36	18	37	(11)	(32.3)
Total noninterest income - GAAP	**$ 615**	**$ 658**	**$ 10,259**	**$ 429**	**$ 433**	**$ (43)**	**(6.6)%**
Depreciation on operating lease equipment	$ (95)	$ (91)	$ (89)	$ (88)	$ (87)	$ (4)	4.4 %
Maintenance and other operating lease expenses	(51)	(56)	(56)	(47)	(52)	5	(8.9)
Realized loss on sale of investment securities available for sale, net	12	—	14	—	—	12	nm
Fair value adjustment on marketable equity securities, net	1	10	9	(2)	2	(9)	91.2
Bank-owned life insurance	—	—	—	—	—	—	79.4
Gain on sale of leasing equipment, net	(10)	(4)	(4)	(2)	(2)	(6)	(207.0)
Gain on acquisition	(12)	(55)	(9,824)	—	—	43	78.2
Gain on extinguishment of debt	—	—	—	—	(1)	—	nm
Other noninterest income	8	—	—	—	(5)	8	nm
Total notable items	**$ (147)**	**$ (196)**	**$ (9,950)**	**$ (139)**	**$ (145)**	**$ 49**	**(25.0)%**
Rental income on operating lease equipment	$ 102	$ 91	$ 88	$ 89	$ 80	$ 11	13.2 %
Fee income and other service charges	70	68	47	43	41	2	2.5
Client investment fees	52	52	2	—	—	—	(0.9)
Wealth management services	49	51	40	35	35	(2)	(4.1)
International fees	34	33	4	3	3	1	3.8
Service charges on deposit accounts	44	44	24	22	21	—	0.5
Factoring commissions	21	20	19	26	24	1	2.4
Cardholder services, net	41	41	21	26	25	—	(1.6)
Merchant services, net	12	14	10	8	8	(2)	(14.9)
Insurance commissions	13	14	13	13	11	(1)	2.0
Bank-owned life insurance	1	2	5	7	8	(1)	(79.4)
Other noninterest income	29	32	36	18	32	(3)	(7.3)
Total noninterest income - adjusted	**$ 468**	**$ 462**	**$ 309**	**$ 290**	**$ 288**	**$ 6**	**1.3 %**

First Citizens BancShares

Note – Adjusted noninterest income is Non-GAAP and excludes notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

nm - not meaningful

39

Noninterest expense

($ in millions)

	Quarter-to-date					3Q23 Change vs 2Q23	
	3Q23	2Q23	1Q23	4Q22	3Q22	$	%
Depreciation on operating lease equipment	$ 95	$ 91	$ 89	$ 88	$ 87	$ 4	3.4 %
Maintenance and other operating lease expenses	51	56	56	47	52	(5)	(9.5)
Salaries and benefits	727	775	420	354	353	(48)	(6.3)
Net occupancy expense	65	64	50	48	47	1	1.1
Equipment expense	117	133	58	55	55	(16)	(12.5)
Professional fees	12	21	11	11	11	(9)	(39.2)
Third-party processing fees	54	54	30	26	27	—	(0.3)
FDIC insurance expense	36	22	18	5	5	14	62.9
Marketing expense	25	41	15	21	15	(16)	(41.3)
Acquisition-related expenses	121	205	28	29	33	(84)	(41.2)
Intangible asset amortization	17	18	5	6	5	(1)	1.5
Other noninterest expense	96	92	75	70	70	4	5.7
Total noninterest expense - GAAP	**$ 1,416**	**$ 1,572**	**$ 855**	**$ 760**	**$ 760**	**$ (156)**	**(10.0)%**
Depreciation on operating lease equipment	$ (95)	$ (91)	$ (89)	$ (88)	$ (87)	$ (4)	(3.4)%
Maintenance and other operating lease expenses	(51)	(56)	(56)	(47)	(52)	5	9.5
Acquisition-related expenses	(121)	(205)	(28)	(29)	(33)	84	41.2
Intangible asset amortization	(17)	(18)	(5)	(6)	(5)	1	(1.5)
Other noninterest expense	—	—	—	—	(6)	—	—
Total notable items	**$ (284)**	**$ (370)**	**$ (178)**	**$ (170)**	**$ (183)**	**$ 86**	**(23.2)%**
Salaries and benefits	$ 727	$ 775	$ 420	$ 354	$ 353	$ (48)	(6.3)%
Net occupancy expense	65	64	50	48	47	1	1.1
Equipment expense	117	133	58	55	55	(16)	(12.5)
Professional fees	12	21	11	11	11	(9)	(39.2)
Third-party processing fees	54	54	30	26	27	—	(0.3)
FDIC insurance expense	36	22	18	5	5	14	62.9
Marketing expense	25	41	15	21	15	(16)	(41.3)
Other noninterest expense	96	92	75	70	64	4	5.7
Total nontinterest expense - adjusted	**$ 1,132**	**$ 1,202**	**$ 677**	**$ 590**	**$ 577**	**$ (70)**	**(5.9)%**

First Citizens BancShares

Note – Adjusted noninterest expense is Non-GAAP and excludes notable items. Refer to the Non-GAAP Section V of this presentation for notable item details and a reconciliation of the Non-GAAP to GAAP measures.

40 Estimated Liquidity Available for Uninsured Deposits ($ in millions) Total Deposits Less: Insured and/or collateralized deposits Total deposits - uninsured/ uncollateralized Estimated liquidity available for uninsured deposits: Immediately available cash Unpledged securities FDIC Line of Credit FHLB Fed Discount Window BTFP Program Estimated liquidity available for uninsured deposits Coverage ratio of liquidity available to uninsured and un-collateralized deposits $XX,XXX (XX,XXX) $X,XXX $X,XXX $X,XXX $X,XXX $X,XXX $XX,XXX $XX,XXX $XX,XXX September 30, 2023 June 30, 2023 Total deposits $ 146,233 $ 141,164 Less: insured and/or collaterized deposits 93,657 88,274 Total deposits - uninsured $ 52,576 $ 52,890 Estimated liquidity available for uninsured deposits: Available cash 35,896 37,152 Unpledged high-quality liquid securities 21,123 16,269 FDIC LOC (maximum) 70,000 70,000 FHLB capacity 13,525 11,124 FRB Discount Window capacity 4,989 4,817 Other 100 85 Estimated liquidity available for uninsured deposits $ 145,633 $ 139,447 Coverage ratio of liquidity available to uninsured deposits 277% 264 % Note - Public funds total $3.6 billion at 9/30/23, of which $3.4 billion are considered uninsured for regulatory reporting purposes. However, these deposits are collateralized and included as part of the total insured and collateralized calculation above. SEC MD&A Liquidity Risk

41 (1) (1) Includes the debt securities portfolio; excludes marketable equity securities. (2) Carrying value represents fair value for AFS and amortized cost for HTM portfolios. (3) Yield represents actual accounting yield recognized during the quarter. 3Q23 (1) ($ in millions) Carrying Value (2) % of Portfolio Yield (3) Duration (Years) AFS Portfolio U.S. Treasury $ 8,647 32% 4.05% 0.9 Government agency 130 — 5.82 0.3 Commercial mortgage-backed securities 1,797 7 3.68 2.2 Residential mortgage-backed securities 5,600 21 2.48 4.5 Corporate bonds 478 2 6.28 1.5 Municipal bonds 10 — 3.19 0.1 Total AFS portfolio $ 16,661 62% 3.56% 2.3 HTM portfolio U.S. Treasury $ 478 2% 1.38% 3.5 Government agency 1,504 6 1.53 3.8 Commercial mortgage-backed securities 3,505 13 2.64 3.0 Residential mortgage-backed securities 4,296 16 1.91 6.7 Other investments 299 1 1.56 5.2 Total HTM portfolio $ 10,082 38% 2.07% 4.8 Grand total $ 26,743 100% 2.90% 3.1 Debt Securities Overview

42 Change vs. 3Q23 2Q23 3Q22 2Q23 3Q22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 131,926 $ 2,426 7.29% $ 133,407 $ 2,353 7.07% $ 67,413 $ 785 4.63% $ (1,481) $ 73 0.22% $ 64,513 $ 1,641 2.66 % Investment securities 24,388 177 2.90 19,806 117 2.36 19,119 90 1.88 4,582 60 0.54 5,269 87 1.02 Securities purchased under agreements to resell 223 3 5.28 191 3 4.92 — — — 32 — 0.36 223 3 5.28 Interest-earning deposits at banks 37,456 504 5.34 38,014 480 5.07 5,685 31 2.17 (558) 24 0.27 31,771 473 3.17 Total interest-earning assets (1) $ 193,993 $ 3,110 6.36% $ 191,418 $ 2,953 6.18% $ 92,217 $ 906 3.90% $ 2,575 $ 157 0.18% $ 101,776 $ 2,204 2.46 % Interest-bearing deposits $ 100,958 $ 769 3.02% $ 90,167 $ 575 2.56% $ 61,545 $ 78 0.50% $ 10,791 $ 194 0.46% $ 39,413 $ 691 2.52 % Securities sold under customer repurchase agreements 454 — 0.35 456 1 0.31 617 1 0.16 (2) (1) 0.04 (163) (1) 0.19 Other short-term borrowings — — — 110 1 5.17 1,188 8 2.60 (110) (1) (5.17) (1,188) (8) (2.60) Long-term borrowings 37,699 351 3.69 42,569 415 3.91 3,803 24 2.62 (4,870) (64) (0.22) 33,896 327 1.07 Total borrowings $ 38,153 $ 351 3.65% $ 43,135 $ 417 3.88% $ 5,608 $ 33 2.34% $ (4,982) $ (66) (0.23) % $ 32,545 $ 318 1.31 % Total interest-bearing liabilities $ 139,111 $ 1,120 3.19% $ 133,302 $ 992 2.99% $ 67,153 $ 111 0.66% $ 5,809 $ 128 0.20% $ 71,958 $ 1,009 2.53 % Net interest income $ 1,990 $ 1,961 $ 795 $ 29 $ 1,195 Net interest spread (1) 3.17% 3.19% 3.24% (0.02) % (0.07) % Net interest margin (1) 4.07% 4.10% 3.42% (0.03) % 0.65 % Change vs. YTD23 YTD22 YTD22 Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Avg. Balance Income / Expense Yield / Rate Loans and leases (1) $ 66,634 $ 2,953 4.41% $ 65,639 $ 2,697 4.09% $ 995 $ 256 0.32 % Investment securities 19,166 354 1.85 16,110 216 1.32 3,056 138 0.53 Interest-earning deposits at banks 7,726 106 1.38 13,246 17 0.13 (5,520) 89 1.25 Total interest-earning assets (1) $ 93,526 $ 3,413 3.63% $ 94,995 $ 2,930 3.07% $ (1,469) $ 483 0.56 % Interest-bearing deposits $ 63,598 $ 335 0.53% $ 65,295 $ 239 0.37% $ (1,697) $ 96 0.16 % Securities sold under customer repurchase agreements 590 1 0.19 660 1 0.20 (70) — (0.01) Other short-term borrowings 824 28 3.30 — — — 824 28 3.30 Long-term borrowings 3,882 103 2.64 5,915 249 4.15 (2,033) (146) (1.51) Total borrowings $ 5,296 $ 132 2.47% $ 6,575 $ 250 3.75% $ (1,279) $ (118) (1.28) % Total interest-bearing liabilities $ 68,894 $ 467 0.68% $ 71,870 $ 489 0.68% $ (2,976) $ (22) — % Net interest income $ 2,946 $ 2,441 $ 505 Net interest spread (1) 2.95% 2.39% 0.56 % Net interest margin (1) 3.14% 2.55% 0.59 % Average Balances and Yields ($ in millions) (1) The balance and rate presented is calculated including assets held for sale and net of credit balances of factoring clients. YTD not disclosed Q1

43 Highlights • The Commercial Banking segment achieved strong loan growth, 14.3% annualized over the linked quarter, largely driven by strong origination volume and lower prepayments in Commercial Finance and a $339 million increase in Commercial Services (factoring) balances as a result of seasonal increases and higher factoring volumes. • Commercial Services (factoring) volume totaled $6.5 billion which represents an increase over the linked quarter due to seasonality but a decrease compared to the prior year quarter as clients continue to work down excess inventory given inflationary concerns and rising interest rates. • Provision for credit losses decreased by $36 million from the linked quarter driven by a lower reserve build partially offset by higher net charge-offs in the Commercial Bank general office portfolio. (Actual balances; $ in millions) 3Q23 2Q23 3Q22 Income Statement Net interest income $ 249 $ 257 $ 230 Noninterest income 139 138 133 Net revenue 388 395 363 Noninterest expense 205 200 186 Pre-provision net revenue 183 195 177 Provision for credit losses 132 168 58 Segment income before taxes 51 27 119 Income taxes 14 11 24 Segment net income $ 37 $ 16 $ 95 Balance Sheet Loans and leases $ 30,220 $ 29,170 $ 28,023 Deposits 3,370 3,066 3,682 Factoring volume 6,528 5,491 6,801 Commercial Banking Segment Note – The Commercial Banking segment includes Commercial Finance, Commercial Services (factoring), Real Estate Finance and Equipment Finance. PLEASE DO NOT REVIEW Data Unavailable

44

General Banking Segment

(Actual balances; $ in millions)	3Q23	2Q23	3Q22
Income Statement			
Net interest income	$ 625	$ 603	$ 495
Noninterest income	125	120	118
Net revenue	**750**	**723**	**613**
Noninterest expense	411	390	400
Pre-provision net revenue	**339**	**333**	**213**
Provision for credit losses	7	30	2
Segment income before taxes	332	303	211
Income taxes	91	73	55
Segment net income	**$ 241**	**$ 230**	**156**
Balance Sheet			
Loans and leases	$ 46,077	$ 44,978	$ 41,693
Deposits	101,021	95,321	82,731
Other Key Metrics			
Number of branches [1]	555	560	559
Wealth management assets under management ($B)	$ 15.0	$ 15.1	$ 11.7
Off balance sheet client funds ($B)	23.6	23.2	20.4
Card volume	4,312	4,256	4,001
Merchant volume	1,725	1,780	1,728

Highlights

- The General Banking segment achieved 9.7% annualized loan growth over the linked quarter, driven primarily by business/commercial loan production.
- Deposits increased by $5.7 billion compared to the linked quarter, driven primarily by growth in the Direct Bank, more than offsetting declines in the branch network and seasonal declines in community association banking.
- Net interest income increased by $22 million, or 4%, compared to the linked quarter primarily due to positive loan growth at steady margins.
- Credit quality remains strong, with no material stresses on the portfolio, despite economic headwinds.

First Citizens BancShares

Note – The General Banking segment includes Branch Network & Wealth, Mortgage, Consumer Indirect, Direct Bank, Community Association Banking and Other General Banking.

45 Highlights • Silicon Valley Banking segment loans decreased $1.9 billion, or 13.1% annualized, compared to the linked quarter driven by paydowns and payoffs in the Global Fund Banking portfolio, low draws and new fundings given current market conditions and by the expected wind down of foreign exposure. • Deposit balances declined by $890 million from the linked quarter as client cash burn outpaced fundraising. Overall, deposits have been relatively stable between April 30th and September 30th, reflecting the positive benefits of client outreach efforts. • Noninterest income decreased $18 million from the linked quarter driven primarily by lower wealth management fees from a decline in assets under management and a slowdown in card and cash management volumes. • Provision for credit losses increased from the linked quarter driven primarily by a large provision benefit in the second quarter. Net charge-offs were relatively flat at $100 million in the third quarter compared to $97 million in the second quarter. • The impact of cost saves realized in 2Q23 continues to favorably impact the expense run rate of the SVB segment. (Actual balances; $ in millions) 3Q23 2Q23 Income Statement Net interest income $ 635 $ 635 Noninterest income 151 169 Net revenue 786 804 Noninterest expense 514 592 Pre-provision net revenue 272 212 Provision (benefit) for credit losses 56 (47) Segment income before taxes 216 259 Income taxes 59 70 Segment net income $ 157 $ 189 Period-end Balance Sheet Loans and leases $ 56,864 $ 58,803 Deposits 39,970 40,860 Other Key Metrics Private Bank assets under management ($B) $ 8.9 $ 10.8 Off balance sheet client funds ($B) $ 60.4 $ 70.4 Silicon Valley Banking Segment Note – Silicon Valley Banking Segment results reflect a full quarter for the 2Q23 reporting period, and only 5 days of financial results for the 1Q23 reporting period, following the 3/27/23 acquisition date. Additionally, there is no provision expense in 1Q23 as this was recorded as part of purchase accounting. Reinstate note during 1Q24 when 1Q23 is shown again PLEASE DO NOT REVIEW Data Unavailable Note – The Silicon Valley Banking segment includes SVB Commercial Bank and SVB Private Bank. Silicon Valley Banking Segment results do not include the accretion impact of SVB loans or the impact of interest bearing cash and debt that was added at the acquisition date (the aforementioned items are contained within the Corporate segment).

46 SVB Loans • Balances declined ~$1.9 B compared to a ~$7.4 B decline in 2Q23. The 3Q23 declines were driven primarily by Global Fund Banking due to expected wind down of foreign exposures, lower fundraising and expected repayments. • The 2Q23 declines were driven primarily by a $6.8 B decline in Global Fund Banking due in part to repayment of defensive draws from 1Q23 and lower levels of private market deal activity. SVB Deposits • 3/27 to 3/31 deposits decreased ~$7 B Clients repositioned deposits to other financial institutions, driven by outflows from Technology and Life Science/ Healthcare clients. • 4/7 to 4/14 deposits decreased ~$5 B Deposits moved to off balance sheet repurchase agreement. • Deposits remain stable at ~$40 B No material change in deposit balances since we last reported balances in our 2Q23 earnings. SVB Loan & Deposit Trends Loans are in line with our forecast and deposits have remained stable. $68.5 $66.2 $61.9 $61.5 $58.8 $59.1 $57.4 $56.9 $56.0 $49.3 $41.5 $41.2 $40.9 $41.6 $39.2 $40.0 Loans Deposits 3/27 3/31 4/30 5/31 6/30 7/31 8/31 9/30 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 $65.0 $70.0 Highlights ~ $5 B reduction due to off- balance sheet repos ~ $7 B reduction due to client repositioning Deposits have remained stable (1) (1) SVB acquisition date. ~$7 B reduction due primarily to expected declines in Global Fund Banking activity ($ in B)

47 SVB Client Funds Have Largely Stabilized 3/27/23 3/31/23 4/30/23 6/30/23 9/30/23 Total assets $107 B $99 B $91 B $92 B $92 B Loans & leases $69 B $66 B $62 B $59 B $57 B Deposits $56 B $49 B $42 B $41 B $40 B Off balance sheet client funds $88 B $84 B $79 B $70 B $60 B Private bank AUM $15 B $14 B $12 B $11 B $9 B Unaudited SVB Segment Profile: • Focused on stabilization efforts. • Committed to maintaining the strengths of SVB by providing consistent and high-touch service to our clients. • Remain focused on the retention of key SVB talent.

48 Highlights • Fleet utilization increased to 98.7% in the second quarter from 98.3% in the linked quarter. The fleet is effectively fully utilized. • Favorable renewal repricing trends continued for the 8th consecutive quarter, up 38% over the expiring rate for the quarter with gains in both freight cars (+40%) and tank cars (+35%). • Adjusted rental income on operating lease equipment increased $13 million and $21 million compared to the linked quarter and prior year quarter respectively, from top-line revenue growth and lower maintenance spend, partially offset by higher depreciation expenses. • Short-term outlook continues to be positive for maintaining strong utilization and re-pricing. Further improvement in conditions will be limited though as velocity improves and/or economic softness seeps into the carload markets. • The Rail portfolio is driven by the industrial sector business cycle, and financial performance generally lags the economic cycle. (Actual balances ; $ in millions) 3Q23 2Q23 3Q22 Income Statement Rental income on operating lease equipment $ 190 $ 180 $ 165 Depreciation on operating lease equipment 49 47 44 Maintenance and other operating lease expenses 51 56 52 Adjusted rental income on operating lease equipment (1) 90 77 69 Interest expense, net 40 33 20 Noninterest income 4 (2) 6 Noninterest expense 16 18 15 Segment income before income taxes 38 24 40 Income taxes 10 6 10 Segment net income $ 28 $ 18 $ 30 Balance Sheet Operating lease equipment, net $ 7,922 $ 7,790 $ 7,248 Other Key Metrics Railcars and locomotives (2) 122,500 121,000 118,500 Utilization 98.7% 98.3% 96.2 % Average age of cars in years 15 15 14 Renewal rate to previous rate 138% 124% 105 % Rail Segment (1) Adjusted rental income on operating lease equipment is Non-GAAP. Refer to the Non-GAAP Section V of this presentation for a reconciliation of the Non-GAAP to GAAP measures. (2) Railcars and locomotives number is rounded. PLEASE DO NOT REVIEW Data Unavailable for IP Draft 1

49 September 30, 2023 June 30, 2023 March 31, 2023 December 31, 2022 September 30, 2022 Loans and leases (1) Beginning balance - unamortized fair value mark $ (2,478) $ (2,674) $ (117) $ (131) $ (146) Additions - Acquisition of SVB — (61) (2,773) — — PCD “gross up” — 21 200 — — Other 74 — — — — Accretion (3) 207 236 16 14 15 Ending balance $ (2,197) $ (2,478) $ (2,674) $ (117) $ (131) Core deposits and other intangibles Beginning balance $ 347 $ 365 $ 140 $ 145 $ 150 Additions - Acquisition of SVB — — 230 — — Amortization (18) (18) (5) (5) (5) Ending balance $ 329 $ 347 $ 365 $ 140 $ 145 Deposits (2) Beginning balance - unamortized fair value mark $ (22) $ (28) $ (35) $ (42) $ (49) Additions - Merger with CIT Group Inc. — — — — — Amortization 6 6 7 7 7 Ending balance $ (16) $ (22) $ (28) $ (35) $ (42) Borrowings (2) Beginning balance - unamortized fair value mark $ 181 $ 139 $ (86) $ (93) $ (100) Additions - Acquisition of SVB — 44 219 — — Amortization (12) (2) 6 7 7 Ending balance $ 169 $ 181 $ 139 $ (86) $ (93) Note – The balances above include the impact of the SVB acquisition as well as other acquisitions prior to December 31, 2022. The summary only includes select information and is not intended to represent all purchase accounting adjustments. (1) Purchase accounting marks on loans and leases is comprised of credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the receivable or in full in the event of prepayment. (2) Purchase accounting marks on deposits and borrowings represent interest rate marks and are recognized using the level-yield method over the remaining term of the liability. (3) Excludes accretion on off balance sheet exposure. Purchase accounting marks ($ in millions)

50

Credit Ratings

First Citizens BancShares, Inc.

	S&P	Moody's
Outlook	Negative	Negative
Issuer	BBB	No rating
Senior unsecured	No rating	Baa2
Subordinated	No rating	Baa2
Preferred stock	BB	Ba1 (hyb)

First-Citizens Bank & Trust Company

	S&P	Moody's
Outlook	Negative	Negative
Issuer	BBB +	Baa2
Senior unsecured	BBB +	Baa2
Subordinated	BBB	No rating
Deposits	No rating	A2 / P-1

First Citizens BancShares

Note – Credit rating information was last updated on the following dates: S&P - 4/20/2023, and Moody's - 9/29/2023.

Non-GAAP Reconciliations Section V

52 1Q23 4Q22 1Q22 Rental income on operating lease equipment (2) $ (146) $ (147) $ (139) Realized gain on sale of investment securities available for sale, net 12 — — Fair value adjustment on marketable equity securities, net 1 10 2 Gain on sale of leasing equipment, net (10) (4) (2) Gain on acquisition (12) (55) — Gain on extinguishment of debt — — (1) Other noninterest income(3) 8 — (5) Impact on adjusted noninterest income $ (147) $ (196) $ (145) Depreciation on operating lease equipment (2) $ (95) $ (91) $ (87) Maintenance and other operating lease expenses (2) (51) (56) (52) Salaries and benefits — — — Acquisition-related expenses (121) (205) (33) Intangible asset amortization (17) (18) (5) Other noninterest expense (4) — — (6) Impact on adjusted noninterest expense $ (284) $ (370) $ (183) CECL Day 2 provision and reserve for unfunded commitments — (716) — Provision for credit losses- investment securities available for sale 3 (4) — Provision for credit losses - total adjustments $ 3 $ 1 $ — Impact on adjusted pre-tax income $ 134 $ 173 $ 38 Income tax impact (5) (6) 58 75 15 Impact on adjusted net income $ 76 $ 98 $ 23 Impact on adjusted diluted EPS $ 5.25 $ 6.73 1.52 Notable Items (1) ($ in millions, except per share data) 3Q23 2Q23 3Q22 Rental income on operating lease equipment (2) $ (146) $ (147) $ (139) Realized loss on sale of investment securities available for sale, net 12 — — Fair value adjustment on marketable equity securities, net 1 10 2 Gain on sale of leasing equipment, net (10) (4) (2) Gain on acquisition, net of tax (12) (55) — Gain on extinguishment of debt — — (1) Other noninterest income (3) 8 — (5) Impact of notable items on adjusted noninterest income $ (147) $ (196) $ (145) Depreciation on operating lease equipment (2) $ (95) $ (91) $ (87) Maintenance and other operating lease expenses (2) (51) (56) (52) Acquisition-related expenses (121) (205) (33) Intangible asset amortization (17) (18) (5) Other noninterest expense (4) — — (6) Impact of notable items on adjusted noninterest expense $ (284) $ (370) $ (183) Benefit for credit losses on investment securities AFS $ 3 $ 1 $ — Impact of notable items on adjusted provision for credit losses $ 3 $ 1 $ — Impact of notable items on adjusted pre-tax income $ 134 $ 173 $ 38 Income tax impact (5) 58 75 15 Impact of notable items on adjusted net income $ 76 $ 98 $ 23 Impact of notable items on adjusted diluted EPS $ 5.25 $ 6.73 $ 1.52 (1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (Non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (Non-GAAP) to analyze the Company’s performance. Refer to subsequent pages of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures. (2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to subsequent pages of this presentation for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure. (3) Notable items included in other noninterest income consist of a measurement period adjustment related to FX translation in 3Q23 and a railcar lease settlement in 3Q22. (4) Notable items included in other noninterest expense consist of an impairment on corporate real estate in 3Q22. (5) For the periods presented the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

53 Non-GAAP Reconciliations 3Q23 2Q23 3Q22 Net income and EPS Net income (GAAP) a $ 752 682 315 Preferred stock dividends 15 15 12 Net income available to common stockholders (GAAP) b 737 667 303 Total notable items, after income tax c 76 98 23 Adjusted net income (non-GAAP) d = (a+c) 828 780 338 Adjusted net income available to common stockholders (non-GAAP) e = (b+c) $ 813 765 326 Weighted average common shares outstanding Basic f 14,528,310 14,528,134 15,711,976 Diluted g 14,539,133 14,537,938 15,727,993 EPS (GAAP) Basic b/f $ 50.71 45.90 19.27 Diluted b/g 50.67 45.87 19.25 Adjusted EPS (non-GAAP) Basic e/f $ 55.96 52.64 20.79 Diluted e/g 55.92 52.60 20.77 Noninterest income and expense Noninterest income h $ 615 658 433 Impact of notable items, before income tax (147) (196) (145) Adjusted noninterest income i $ 468 462 288 Noninterest expense j $ 1,416 1,572 760 Impact of notable items, before income tax (284) (370) (183) Adjusted noninterest expense k $ 1,132 1,202 577 Provision for credit losses $ 192 151 60 Plus: Benefit for credit losses on investment securities AFS 3 1 — Adjusted provision for credit losses $ 195 152 60 Non-GAAP Reconciliations ($ in millions, except share and per share data)

54 Non-GAAP Reconciliations ($ in millions, except share and per share data) Non-GAAP Reconciliations 3Q23 2Q23 3Q22 PPNR Net income (GAAP) a $ 752 682 315 Plus: Provision for credit losses 192 151 60 Income tax expense 245 214 93 PPNR (non-GAAP) l $ 1,189 1,047 468 Impact of notable items (1) 137 174 38 Adjusted PPNR (non-GAAP) m $ 1,326 1,221 506 ROA Net income (GAAP) a $ 752 682 315 Annualized net income n = a annualized 2,983 2,734 1,250 Adjusted net income (non-GAAP) d 828 780 338 Annualized adjusted net income p = d annualized 3,286 3,126 1,341 Average assets o 211,994 209,309 107,969 ROA n/o 1.41% 1.31% 1.16 % Adjusted ROA p/o 1.55% 1.49% 1.24 % PPNR ROA PPNR (non-GAAP) l $ 1,189 1,047 468 Annualized PPNR q = l annualized 4,717 4,200 1,858 Adjusted PPNR (non-GAAP) m 1,326 1,221 506 Annualized PPNR r = m annualized 5,261 4,893 2,009 PPNR ROA q/o 2.23% 2.00% 1.72 % Adjusted PPNR ROA r/o 2.48% 2.34% 1.86% (1) Excludes the notable items for the provision for credit losses and income taxes as these items are excluded from PPNR as presented in the table above.

55

Non-GAAP Reconciliations

($ in millions, except share and per share data)

Non-GAAP Reconciliations			3Q23	2Q23	3Q22
ROE and ROTCE					
Annualized net income available to common stockholders	s = b annualized	$	2,923	2,675	1,202
Annualized adjusted net income available to common stockholders	t = e annualized	$	3,225	3,067	1,293
Average stockholders' equity (GAAP)		$	20,116	19,521	10,499
Less: average preferred stock			881	881	881
Average common stockholders' equity (non-GAAP)	u	$	19,235	18,640	9,618
Less: average goodwill			346	346	346
Less: average other intangible assets			338	357	148
Average tangible common equity (non-GAAP)	v	$	18,551	17,937	9,124
ROE	s/u		15.20 %	14.35 %	12.49 %
Adjusted ROE	t/u		16.77 %	16.46 %	13.47 %
ROTCE	s/v		15.76 %	14.91 %	13.17 %
Adjusted ROTCE	t/v		17.39 %	17.10 %	14.20 %
Tangible common equity to tangible assets					
Stockholders' equity (GAAP)	w	$	20,389	19,771	9,833
Less: preferred stock			881	881	881
Common equity (non-GAAP)	x	$	19,508	18,890	8,952
Less: goodwill			346	346	346
Less: other intangible assets			329	347	145
Tangible common equity (non-GAAP)	y	$	18,833	18,197	8,461
Total assets (GAAP)	z		213,765	209,502	109,310
Tangible assets (non-GAAP)	aa		213,090	208,809	108,819
Total equity to total assets	w/z		9.54 %	9.44 %	9.00 %
Tangible common equity to tangible assets (non-GAAP)	y/aa		8.84 %	8.71 %	7.78 %

First Citizens BancShares

56 Non-GAAP Reconciliations ($ in millions, except share and per share data) Non-GAAP Reconciliations 3Q23 2Q23 3Q22 Book value and tangible book value per common share Common shares outstanding at period end bb 14,520,103 14,520,034 14,976,129 Book value per share x/bb $ 1,343.52 1,300.93 597.75 Tangible book value per share y/bb $ 1,297.00 1,253.20 564.97 Efficiency ratio Net interest income cc $ 1,990 1,961 795 Efficiency ratio (GAAP) j / (h + cc) 54.34% 60.06% 61.91 % Adjusted efficiency ratio (non-GAAP) k / (i + cc) 46.04% 49.65% 53.32 % Rental income on operating lease equipment Rental income on operating lease equipment $ 248 238 219 Less: Depreciation on operating lease equipment 95 91 87 Maintenance and other operating lease expenses 51 56 52 Adjusted rental income on operating lease equipment $ 102 91 80 Rental income on operating lease equipment: Rail segment Rental income on operating lease equipment $ 190 180 165 Less: Depreciation on operating lease equipment 49 47 44 Maintenance and other operating lease expenses 51 56 52 Adjusted rental income on operating lease equipment $ 90 77 69 Income tax expense Income tax expense $ 245 214 93 Impact of notable items 58 75 15 Adjusted income tax expense $ 303 289 108